                                                                  EXHIBIT (a)(8)

                    GUIDELINES FOR CERTIFICATION OF TAXPAYER
                  IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYOR.-- Social Security numbers have nine digits separated by two hyphens: i.e 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

FOR THIS TYPE                   GIVE THE SOCIAL SECURITY          FOR THIS TYPE                     GIVE THE SOCIAL SECURITY
OF ACCOUNT:                     NUMBER OF:                        OF ACCOUNT:                       NUMBER OF:

1.  An individual's account     The individual                    8.  Sole proprietorship           The owner(4)
                                                                      account
2. Two or more individuals      The actual owner of the account
   (joint account)              or, if combined funds, any one    9.  The valid trust, estate,      The legal entity (Do not
                                of the individual on the              or pension trust              furnish the trust identifying
                                account(1)                                                          number of the personal
                                                                                                    representatives or trustee
3. Husband and wife             The actual owner of the account                                     unless the legal entity
   (joint account)              or, if joint funds, either                                          itself is not designated in
                                person(1)                                                           the account title.)(5)

4. Custodian account of a       The minor(2)
   minor (Uniform Gift                                            10.  Corporate account            The corporation
   to Minors Act)
                                                                  11.  Religious, charitable        The organization
5. Adult and minor             The adult or, if the minor is the       or educational
   (joint account)             only contributor, the minor(1)
                                                                  12.  Partnership account          The partnership
6. Account in the name         The ward, minor, or                     held in the name of
   of guardian or committee    incompetent person(3)                   the business
   for a designated ward,
   minor, or incompetent                                          13.  Association, club, or        The organization
   person                                                              other tax-exempt
                                                                       organization
7. a. The usual revocable      The grantor-trustee(1)
   savings trust account                                          14.  The broker or registered     The broker or nominee
   (grantor is also trustee)                                           nominee

   b. So-called trust           The actual owner(1)               15.  Account with the             The public entity
   account that is not                                                 Department of Agriculture
   a legal or valid trust                                              in the name of a public
   under State law                                                     entity (such as a State or
                                                                       local government, school
                                                                       district, or prison) that
                                                                       receives agricultural
                                                                       program payments
----------------------------------------------------------------  ----------------------------------------------------------


(1) List first and circle the name of the person whose number you furnish. If only one person on the account has a social security number, that person's number must be listed.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show the name of the owner.
(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: IF NO NAME IS CIRCLED WHEN THERE IS MORE THAN ONE NAME, THE NUMBER WILL BE
      CONSIDERED TO BE THAT OF THE FIRST NAME LISTED.

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2



OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

-     A corporation.
-     A financial institution.
- An organization exempt from tax under section 501(a), or an individual retirement plan.
-     The United States or any agency or instrumentality thereof.
-     A State, the District of Columbia, a possession of the United
      States, or any subdivision or instrumentality thereof.
- A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
- An international organization or any agency, or instrumentality thereof.
- A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
-     A futures commission merchant registered with the Commodity
      Futures Trading Commission.
-     A real estate investment trust.
-     A common trust fund operated by a bank under section 584(a).
- A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.
-     A trust exempt from tax under section 664 or described in
      section 4947.
-     An entity registered at all times under the Investment Company
      Act of 1940.
-     A foreign central bank of issue.

PAYMENTS EXEMPT FROM BACKUP WITHHOLDING

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

-     Payments to nonresident aliens subject to withholding under section 1441.
- Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
- Payments of patronage dividends where the amount received is not paid in money.
-     Payments made by certain foreign organizations.
-     Section 404(k) payments made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:

- Payments of interest on obligations issued by individuals. However, if you pay $600 or more in interest in the course of your trade or business to a payee, you must report the payment. Backup withholding applies to the reportable payment if the payee has not provided a TIN or has provided an incorrect TIN.
- Payments of tax-exempt interest (including exempt-interest dividends under section 852).
-     Payments described in section 6049(b)(5) to non-resident aliens.
-     Payments on tax-free covenant bonds under section 1451.
-     Payments made by certain foreign organizations.
-     Mortgage interest paid to you.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYOR, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYOR. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

PRIVACY ACT NOTICE. Section 6109 requires most recipients of dividend, interest, or other payments to give Taxpayer Identification Numbers to Payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payors must be given the numbers whether or not recipients are required to file tax returns. Payors must generally withhold 31% of taxable interest, dividend, and certain other payments to a Payee who does not furnish a Taxpayer Identification Number to a Payor. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. If you fail to furnish your Taxpayer Identification Number to a Payor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4) MISUSE OF TINS. If the requester discloses or uses tins in violation of Federal law, the requester may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
CONSULTANT OR THE INTERNAL REVENUE SERVICE